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                                                                    EXHIBIT 99.1

ERF WIRELESS REPORTS FISCAL YEAR 2006 RESULTS

ACQUISITIONS AND SECURE BANKING NETWORKS POSITION COMPANY FOR SOLID GROWTH IN
2007


LEAGUE CITY, Texas, Apr 17, 2007 (BUSINESS WIRE) -- ERF Wireless Inc. (OTCBB:ERFW), the nation's leading provider of encrypted wireless networks for the regional banking industry, announced today that the company has filed its Form 10-KSB with the Securities and Exchange Commission reporting results for the fiscal year ended December 31, 2006.

Dr. H. Dean Cubley, CEO of ERF Wireless, commented, "Our annual report indicates ERF Wireless continues to make significant progress in laying the foundation to position the business for growth in 2007 and beyond. We spent a considerable portion of 2006 developing our enterprise-class wireless network solutions, including perfecting its underlying encryption intellectual property, CryptoVue(TM), as well as identifying, negotiating and closing key acquisitions in the wireless broadband industry."

For the fiscal year 2006, the company reported total net sales of $1,716,000, an increase of 167% compared with $643,000 in fiscal year 2005. The increase in revenues was primarily attributable to the completion and upgrade of enterprise-class encrypted wireless banking networks for two Louisiana banks. The company also reported Loss from Operations of $5,304,000 for 2006, as compared to a Loss from Operations of $3,103,000 for 2005. Cash used for operating activities in fiscal 2006 was $2,677,000, up from $1,968,000 in fiscal 2005. Primary and fully-diluted Net Loss per share for the company's fiscal years 2006 and 2005 were ($0.37) and ($0.61), respectively. The increase in Loss from Operations can be primarily attributed to the company's increased personnel and operating expenses for its banking network subsidiary that were in place for the full fiscal year of 2006 as compared to only four months of fiscal 2005, resources associated with completed acquisitions and certain management resources necessary to handle the company's anticipated growth.

Key operational and financial highlights included:

-- A 167% increase in total net sales in fiscal year 2006 compared with fiscal year 2005.

-- The Company announced the appointment of Dr. H. Dean Cubley as the new CEO and John Adrian Burns as COO in October 2006; following the Company's completion of the development phase of its strategic business plan, with R. Greg Smith, who had served as both CEO and CFO during the development phase, continuing as CFO in the new management structure.

-- Completion of a high-speed broadband financial network for Iberville Bank in Louisiana that wirelessly connects the bank's remote branches in 11 cities to its operation center.

-- The Company has completed five individual BranchNet systems in three states during its development phase and thus we believe that we have established our ability to sell, design, construct and perform after-the-sale monitoring, maintenance and support of our secure financial networks on a broader scale as we enter the go-to-market phase of operations.

-- Three patent applications have been filed, two more patent applications are in the process of being filed, and more invention disclosures are being evaluated for subsequent patent application filings on the Company's CryptoVue(TM) hardware, software and server processes.

-- Our BranchNet and CryptoVue(TM) security systems have been subjected to examinations in the field by banking regulators and are in use by financial institutions in three states.

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-- The Company entered into a Cooperative Endeavor Agreement with the Louisiana
State Police ("LSP") to implement the Company's first statewide network, Louisiana BankNet, which will provide the Company with free use of LSP towers and the Company's banking customers with surveillance services in return for providing the LSP with free use of 3 mbps of continuous bandwidth and up to 20 mbps of bandwidth across the network during times of declared emergencies by the Governor of Louisiana. This Cooperative Endeavor Agreement will save the Company and its banking customers up to $25 million in tower rental, insurance and surveillance fees over the expected 15-year life of the agreement. Phase 1 of Louisiana BankNet is already under construction. The Company, certain banks, local Sheriff's offices and the LSP are also working together to develop secure video surveillance systems to digitally capture a bank robbery in real-time and relay the video and audio steams into the LSP's statewide monitoring and dispatch center for transmission directly into patrol cars.

-- The Company announced the completion of the acquisition of the wireless broadband division of PCCare Incorporated in its 4th quarter of 2006; expanding its Texas network by 1,500 square miles to include Lake Jackson, Alvin, Brazoria, Freeport, Angleton, and Danbury communities bordering on Houston.

-- The Company acquired the assets of The Door in its 4th quarter of 2006, a wireless broadband affiliate of Windstream Corporation; adding one of Texas' largest WISPs and approximately 25,000 square miles of wireless coverage to the Company's secure banking network strategy; positioning the company to become one of the country's Top 20 WISPs.

-- Completion of a contract with Jeff Davis Bank in Louisiana to upgrade its enterprise-class wireless banking network interconnecting the bank's 16 locations in 10 cities with its operation center.

-- Completion of a services supply contract with SkyPort International Inc. based at Ellington Field Joint Reserve Base in Houston to provide critical satellite failover services to its financial enterprise and commercial customers.

-- The Company amended its two-year unsecured revolving line of credit with private investors to fund general working capital, acquisitions and project financing; extending the maturity to February 2009.

John A. Burns, COO of ERF Wireless. and CEO of the company's ENS banking network subsidiary, commented, "The Company's vision is to develop, own and operate a nationwide fiber, satellite and encrypted wireless network for the banking industry called US-BankNet. The Company leases fiber for long-haul data transmissions, builds encrypted wireless infrastructure for regional backbones and for the "last mile," and incorporates satellite failover for redundancy. In 2007, the Company also expects to reach its next major milestone on the Business Plan by leveraging existing BranchNet customer relationships to sell them additional high-bandwidth products and services delivered over the BankNet system. Over time, the Company plans to expand its offerings to provide wireless broadband product and service solutions across US-BankNet to other large vertical markets where high bandwidth and secure communications are needed (such as hospitals, schools, law enforcement, etc.), especially in areas where it can leverage the excess capacity in network infrastructure already constructed and paid for by its BranchNet customers."

Looking forward, R. Greg Smith, CFO of ERF Wireless, added, "We anticipate 2007 will be a year of solid revenue growth and improved operating results, given the momentum and reception that our banking network solutions are receiving in the market and the recurring revenues being generated from our recent wireless ISP acquisitions."


About ERF Wireless

ERF Wireless Inc. is a fully reporting public corporation (OTCBB:ERFW) that specializes in providing secure wireless broadband product and secure service solutions to banking and commercial clients on a national basis. Its principals have been in the network integration, Internet banking, and encryption technology businesses for over twenty years and have constructed encrypted, wireless broadband networks as well as secure Internet banking solutions for hundreds of banks across America. For more information about ERF Wireless, please visit www.erfwireless.com or call 281-538-2101. (ERFWG)

Forward-looking statements in this release regarding ERF Wireless Inc. are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.


SOURCE: ERF Wireless Inc.

ERF Wireless, Inc.
Clareen O'Quinn, 281-538-2101 ext. 113
coquinn@erfwireless.com